Exhibit 10.41
SHARE PURCHASE AGREEMENT
This Share Purchase Agreement (this "Agreement") is entered into as of March 30, 2017, by and between Maxima International Co.., a Marshall Islands corporation (the "Seller"), and Gramos Shipping Company Co., a Marshall Islands corporation (the "Buyer"). The Seller and the Buyer are sometimes referred to in this Agreement as a "Party" and collectively as the "Parties."
RECITALS
WHEREAS, the Seller owns five hundred (500) shares, no par value, of capital stock (the "Shares") of Eco Nine Inc., a Marshall Islands corporation (the "Company"), representing all of the issued and outstanding shares of capital stock of the Company;
WHEREAS, the Company has entered into a shipbuilding contract, dated February 20, 2017, as the same has been amended or supplemented from time to time, with Hyundai Mipo Dockyard Co. Ltd., having its principal place of business at 100 Bangeojinsunhwan-Doro, Dong-Gu, Ulsan, Korea, for the construction and purchase of one 50,000 DWT Class Product / Chemical Tanker, identified by Hull No. 444 (the "Shipbuilding Contract"); and
WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, two hundred forty five (245) Shares (the "Investment Shares"), representing 49% of the issued and outstanding capital stock of the Company, on the terms and conditions herein contained.
NOW, THEREFORE, in consideration of the respective representations, warranties and agreements contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
 PURCHASE AND SALE OF THE INVESTMENT SHARES; CLOSING
Section 1.1          Purchase and Sale of the Investment Shares. At the Closing (as defined below), subject to the terms and conditions herein contained, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Investment Shares, together with all rights and interests associated therewith.
Section 1.2          Purchase Price. In consideration of the sale, conveyance, transfer, assignment and delivery of the Investment Shares at Closing, the Buyer shall deliver to the Seller the aggregate purchase price of Three Million Five Hundred U.S. Dollars (US$3,500,000) (the "Purchase Price"), by wire transfer or by delivery of other immediately available funds to the below account:
CREDIT SUISSE AG
 ZURICH, 8070, CH

ACCOUNT HOLDER: CENTRAL MARE INC.
ACCOUNT NUMBER:2193917-9
IRAN (USD):CH37 0483 5219 3917 9200 0
SWIFT CODE:CRESCHZZ80A
Section 1.3          Closing. The consummation of the purchase and sale of the Investment Shares (the "Closing") shall take place at the offices of Central Mare Inc. 1, Vass. Sofias, Marousi, Greece, on the date hereof or on such later date as may be mutually agreed upon by the Parties, but in no event later than April 15, 2017 (the "Closing Date").
Section 1.4          Deliverables. On the Closing Date, subject to the terms and conditions herein contained, (i) the Seller shall deliver to the Buyer the Investment Shares free and clear of any and all charges, claims, conditions, encumbrances, equitable interests, liens, mortgages, options, pledges, rights of refusal, security interests or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, in each case of any nature whatsoever (not including any restrictions on the resale of the Investment Shares under the Securities Act of 1933, as amended (the "Securities Act") or under applicable state securities laws) (collectively, "Liens"), in certificated form, registered in the name of the Buyer or its designated nominee (or, if applicable, stock powers duly executed in blank, proper form for transfer), together with any necessary assignment documents in form and substance as reasonably requested by the Buyer; and (ii) the Buyer shall pay the Purchase Price to the Seller.
ARTICLE II
 REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants to the Buyer that the statements in the following sections of this Article II are true and correct as of the date of this Agreement and as of the Closing Date:
Section 2.1          Organization and Good Standing. Each of the Seller and the Company is duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands and has all requisite corporate power and authority to own, lease, operate and hold its respective properties and assets and to conduct its respective business as is now conducted and as currently contemplated to be conducted, and is authorized to do business in all jurisdictions material to the conduct of its respective business. The Seller has heretofore delivered to the Buyer complete and correct copies of the Articles of Incorporation, Bylaws or other charter documents ("Constitutional Documents") of the Company, in each case, as currently in effect, together with copies of all minutes of meetings and resolutions of shareholders and directors of the Company (the "Company Corporate Records"). The Company Corporate Records are accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and in compliance with the Company's Constitutional Documents. The Company is not in default under or in violation of its Constitutional Documents.
Section 2.2          Authority and Enforceability. The Seller has the full legal right and requisite corporate power and authority and has taken all action necessary in order to execute,

deliver and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defense.
Section 2.3          Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the Constitutional Documents of the Seller or the Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any national, federal, regional, state, multi-state, municipal or other governmental authority of any nature, including any court, subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority (any such governmental authority or body, a "Governmental Body"), other than those that have been made or obtained; (iii) cause the Seller or the Company to violate or contravene any provision of law, any rule or regulation of any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award, binding upon or applicable to the Seller or the Company or their respective assets; (iv) result in a default (or give rise to any right of amendment, termination, cancellation, consent, acceleration or loss of a material benefit) under the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, license, obligation, commitment, purchase order or other agreement, commitment, instrument, permit, concession, or obligation, written or oral (each, a "Contract") to which the Seller or the Company or any of their respective assets may be bound, except in such cases where the requisite waivers or consents have been obtained; or (v) result in the creation of any Lien upon any of the properties or assets of the Seller or the Company under the terms, conditions or provisions of any Contract, instrument or other obligation to which the Seller or the Company or any of their respective assets may be bound or affected.
Section 2.4          Capitalization. The Company is authorized to issue five hundred (500) shares, without par value, of capital stock. The Shares represent all of the issued and outstanding shares of capital stock of the Company. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are owned legally by the Seller. Other than this Agreement, there is no subscription, option, warrant, preemptive right, call right or other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange or right of first refusal under any outstanding security or other instruments) by the Seller of the Investment Shares, and there is no obligation on the part of the Seller to grant, extend or enter into any of the foregoing. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Investment Shares or any other equity or voting interests in the Company. No claim has been made or, to the knowledge of the Seller, threatened against the Seller or the Company asserting that any person other than the Seller or its sole shareholder is the holder or beneficial owner of the Investment Shares or any other equity or voting interests in the Company.

Section 2.5          Ownership of the Investment Shares. The Seller is the sole legal owner and holder of, and has good, valid and marketable title to, the Investment Shares to be sold pursuant to this Agreement, free and clear of any Liens. At the Closing, the Seller will transfer, assign and deliver good and marketable title to the Investment Shares to the Buyer, free and clear of all Liens.
Section 2.6          No Other Business. Since its formation, the Company has not incurred any liabilities or obligations or conducted any business other than its entry into the Shipbuilding Contract and a loan Agreement with Alpha Bank for the provision of a loan facility of up to US$ 23,350,000 (the "Loan Agreement"). The Company is cash free and its only asset is its right pursuant to the Shipbuilding Contract.
Section 2.7          Contracts. The Company is not a party to any Contract other than the Shipbuilding Contract. The Company has good and valid title to the Shipbuilding Contract, free and clear of any Liens. The Company has performed all obligations required to be performed by it to date under the Shipbuilding Contract, including the payment of all contract price installments due thereunder (true and complete evidence of which has been provided by the Seller to the Buyer). The Company is not in default under the Shipbuilding Contract, nor does an event exist which, with the giving of notice or lapse of time or both, would constitute such a default. To the Seller's knowledge, all other parties to the Shipbuilding Contract are in compliance with the terms thereof. The Shipbuilding Contract is in full force and effect and is enforceable against the Company and the other parties thereto in accordance with its terms except as enforceability may be limited by bankruptcy, Solvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defense. No consent (including the consent of any Governmental Body) or other action is required in order for the Shipbuilding Contract to remain in full force and effect, and for the Company to fully exercise its rights thereunder, following the Closing. The Seller has delivered or made available to the Buyer true and complete copies, including all amendments and supplements thereof, of the Shipbuilding Contract.
Section 2.8          No Litigation. There is no action, suit, claim, investigation, litigation, legal, administrative, arbitration or other proceeding pending against the Seller or the Company, or, to the knowledge of the Seller, threatened against the Seller or the Company, nor is the Seller or the Company subject to or bound by any outstanding order, judgment, injunction, award or decree of any Governmental Body, relating to the Seller or the Company or any of their respective properties or assets or which questions the validity of this Agreement or any of the transactions contemplated hereby or any action taken or to be taken pursuant hereto or which seeks to prohibit, enjoin or otherwise challenge any of the transactions contemplated hereby.
Section 2.9          No Unlawful Payments. Neither the Seller nor the Company, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of the Seller or the Company, as applicable, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any supplier, customer, licensor, contractor, politician, government employee or other person.
Section 2.10          Financial Statements: The Seller has heretofore delivered to the Buyer complete and correct copies of any and all consolidated financial statements of the Company, whether audited or unaudited.
Section 2.11          Bank Accounts. Set forth on Schedule A is a complete and accurate list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the Company showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories.
Section 2.12          Full Disclosure. No representation or warranty by the Seller in this Agreement and no statement contained in any document or other other writing furnished or to be furnished to the Buyer pursuant to the provisions hereof, when considered with all other such documents or writings, contain or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading.
Section 2.13          Adequate Information. The Seller (i) has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of the sale of the Investment Shares and of protecting its own interests in connection with the sale of the Investment Shares; (ii) is a sophisticated person with respect to the sale of the Investment Shares; (iii) has adequate information concerning the business and financial condition, prospects and plans of the Company to make an informed decision regarding the sale of the Investment Shares; and (iv) has independently and without reliance upon the Buyer, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Seller acknowledges that the Buyer has not given the Seller any investment advice or opinion on whether the sale of the Investment Shares is prudent or suitable and the Seller is not relying on any representation or warranty by the Buyer except as expressly set forth in this Agreement.
Section 2.14          No General Solicitation. Neither the Seller nor any nominee thereof has offered any Investment Shares by any means of general solicitation or advertising (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees have been invited by general solicitation or advertising.
Section 2.15          No Brokers or Finders. No broker or finder has been engaged by the Seller in connection with the transactions contemplated in this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any person as a result of the Seller's actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

Section 2.16 Exemption from Registration. The Investment Shares are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act.
Section 2.17 Commitment to take delivery of the vessel. The Seller and the Buyer hereby undertake to fund together all equity requirements in relation to installments of the shipbuilding contract
In particular the following installments will be paid until the delivery of the Vessel:
-          $1,495,000 end Apr 2017 – BUYER
-          $1,495,000 end Jun 2017 – BUYER
-          $1,495,000 end Sep 2017 – BUYER
-          $642,850 end Dec 2017 BUYER
-          $852,150 end Dec 2017 SELLER
-          $1,495,000 end Feb 2018 SELLER
-          $2,990,000 end Mar 2018 SELLER

ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer represents and warrants to the Seller that the statements in the following sections of this Article III are true and correct as of the date of this Agreement and as of the Closing Date:

Section 3.1          Organization, Good Standing. The Buyer is duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all corporate power and authority to own, lease, operate and hold its properties and assets and to conduct its business as is now conducted and as currently contemplated to be conducted, and is authorized to do business in all jurisdictions material to the conduct of its business.
Section 3.2          Authority and Enforceability. The Buyer has the full legal right and requisite corporate power and authority and has taken all action necessary in order to execute, deliver and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defense.
Section 3.3          Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the Buyer's Constitutional Documents; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, other than those that have been made or obtained; (iii) cause the Buyer to violate or contravene any provision of law, any rule or regulation of any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award, binding upon or applicable to the Buyer or its assets; (iv) result in a default (or give rise to any right of amendment, termination, cancellation, consent, acceleration or loss of a material benefit) under the terms, conditions or provisions of any Contract to which the Buyer or any of its assets may be bound, except in such cases where the requisite waivers or consents have been obtained; or (v) result in the creation of any Lien upon any of the properties or assets of the Buyer under the terms, conditions or provisions of any Contract, instrument or other obligation to which the Buyer or any of its assets may be bound or affected.
Section 3.4          No Litigation. There is no action; suit, claim, investigation, litigation, legal, administrative, arbitration or other proceeding pending against the Buyer or, to the knowledge of the Buyer, threatened against the Buyer, nor is the Buyer subject to or bound by any outstanding orders, judgments, injunctions, awards or decrees of any Governmental Body, which questions the validity of this Agreement or any of the transactions contemplated hereby or any action taken or to be taken pursuant hereto or which seeks to prohibit, enjoin or otherwise challenge any of the transactions contemplated hereby.
Section 3.5          No Registration. The Investment Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof in violation of any securities laws, and the Buyer shall not offer to sell or otherwise dispose of the Investment Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Investment Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Investment Shares. The Buyer understands that, when issued to the Buyer at the. Closing, none of the Investment Shares will be registered pursuant to the Securities Act and that all of the Investment Shares will constitute "restricted securities" under the federal securities laws of the United States. Each certificate for Investment Shares shall bear the following legend:
"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION THEREFROM AND AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."
Section 3.6          Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties of the Seller set forth in Article II hereof and the other information provided by the Seller.
Section 3.7          No Brokers or Finders. No broker or finder has been engaged by the Buyer in connection with the transactions contemplated in this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any person as a result of the Buyer's actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.
ARTICLE IV
 COVENANTS
Section 4.1          Conduct of Business Pending Closing. The Buyer and the Seller agree that between the date of the execution of this Agreement and the Closing Date, (i) the Seller shall, or shall cause the Company to, conduct the business and maintain and preserve the assets of the Company in the ordinary course of business; (ii) the Buyer and the Seller shall use their reasonable efforts to cause all of the representations and warranties in Article II and Article 111 hereof, as applicable to such Party, to continue to be true and correct; and (iii) the Company shall not incur any debt, or enter into any other Contract, without the Buyer's prior written approval.
Section 4.2          Further Assurances. The Seller shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such certificates, assignments or other instruments of ownership, transfer, assignment and conveyance, in form and substance reasonably satisfactory to Buyer, as shall be necessary to vest in the Buyer all of the right, title and interest in and to the Investment Shares undertaken to be sold to the Buyer by the Seller pursuant to this Agreement, free and clear of all Liens, debts, dues and duties of whatsoever nature, and any other document reasonably requested by the Buyer in connection with this Agreement.
Section 4.3          Governmental Filings. As promptly as practicable after the execution of this Agreement, each Party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law, if any.
Section 4.4          Further Consents. After the Closing Date, the Seller shall obtain any consents or approvals or assist in any filings reasonably required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained or made.
Section 4.5          Public Announcements. Neither Party shall, without the prior approval of the other Party, issue, or permit any of its partners, stockholders, directors, officers, employees, members, managers, agents to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any Governmental Body to which the relevant Party is accountable.
Section 4.6          Share Certificates of the Seller. The Seller covenants and agrees that, for so long as the Seller holds any shares of capital stock of the Company in bearer form, the Seller shall retain the share certificate evidencing such ownership in its sole possession.

ARTICLE V
 CONDITIONS TO CLOSING
Section 5.1          Conditions to Obligations of Seller, At the Closing, the obligation of the Seller to sell the Investment Shares to the Buyer is subject to the fulfillment at the Closing of the following conditions:
(a)          Accuracy of Buyer Representations and Warranties: Compliance. The representations and warranties of the Buyer contained in Article III of this Agreement shall be true and correct in all material respects at and as of the Closing Date as though then made, and Buyer shall have performed and complied in all material respects with all conditions and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date.
(b)          Legal Investment. On the Closing Date, the purchase and sale of the Investment Shares shall be permitted by the laws and regulations of each relevant jurisdiction.
(c)          No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Body or other person or entity pending or threatened in writing that challenges, or has the effect of interfering with, the validity or legality of the transactions contemplated in this Agreement.
Section 5.2          Conditions to Obligations of Buyer. The obligation of the Buyer to purchase the Investment Shares from the Seller is subject to the fulfillment at the Closing of the following conditions:
(a)          Accuracy of Seller Representations and Warranties; Compliance. The representations and warranties of the Seller contained in Article II of this Agreement shall be true and correct in all material respects at and as of the Closing Date as though then made, and the Seller shall have performed and complied in all material respects, with all conditions and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date.
(b)          Legal Investment. On the Closing Date, the purchase and sale of the Investment Shares shall be permitted by the laws and regulations of each relevant jurisdiction.
(c)          No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Gove mental Body or other person or entity pending or threatened in writing that challenges, or has the effect of interfering with, the validity or legality of the transactions contemplated in this Agreement.
(d)          No Material Adverse Change. Between the date of the execution of this Agreement and the Closing Date, there shall not have been any material adverse change in the condition, financial or otherwise, or the business affairs or assets, of the Company.
ARTICLE VI
 MISCELLANEOUS

Section 6.1          Termination. This Agreement may be terminated at any time prior to the Closing Date:
(a)          by the mutual written agreement of the Seller and the Buyer;
(b)          by the Buyer if any of the conditions set forth in Section 5.1 hereof shall have become incapable of fulfillment, by reason other than the Buyer's negligent or willful failure to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by the Buyer, and such conditions shall not have been waived by the Buyer;
(c)          by the Seller if any of the conditions set forth in Section 5.2 hereof shall have become incapable of fulfillment, by reason other than the Seller's negligent or willful failure to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by the Seller, and such conditions shall not have been waived by the Seller; or
(d)          by either Party by written notice thereof to the other Party, if the Closing contemplated hereby shall not have been consummated on or before February 28, 2017.
Section 6.2          No further Liability. Subject to Section 6.4, if this Agreement is terminated in accordance with Section 6.1 hereof, (1) neither Party shall have any further obligation or liability under this Agreement, other than by reason of a breach or default by a Party hereunder; and (ii) any monies, instruments or documents of any Party held in escrow or transferred to the other Party in connection with the transactions contemplated herein with respect to which the Closing shall not have occurred shall be immediately returned to such Party. For the avoidance of doubt, any such termination shall not have any effect whatsoever on any transactions contemplated herein with respect to which the Closing has occurred.
Section 6.3          Indemnification. Each Party shall indemnify, defend and hold harmless the other Party, its managers, directors, officers, members, partners, shareholders, employees, attorneys, accountants, agents and representatives and their successors and assigns from and against all liabilities, losses, damages or expenses (including, without limitation, reasonable attorney's fees and disbursements) based upon or arising out of (1) any inaccuracy or breach of any representation or warranty of such indemnifying Party herein, and (ii) any breach of any covenant or agreement of such indemnifying Party herein.
Section 6.4          Survival. The representations, warranties, covenants and agreements of each of the Parties under this Agreement shall survive the Closing. Furthermore, Section 6.2 and Section 6.3 hereof shall survive the termination of this Agreement.
Section 6.5          Expenses. Each of the Parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder, except as provided in Section 6.3.
Section 6.6          Assignment. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided,

however, that a party may not assign this Agreement without the prior written consent of the other party.
Section 6.7          Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered by hand or by an courier service or shall be sent by facsimile or electronic mail to the address for such Party set forth below:
If to the Seller:	Malibu Shipmanagement Co. 1 Vas. Sofias and Meg. Alexandrou St 15124 Maroussi, Greece Facsimile: +302108128320 Email: loukaOlaukanartners.com

If to the Buyer:	Style Maritime Ltd. c/o Top Ships Inc. 1 Vas. Sofias-and Meg Alexandrou Str 15124 Maroussi, Greece Attention: Alexandros Tsirikos Facsimile: +30210 8056441 Email: atsirikos@topshins.org

With a copy (which shall not constitute notice) to:	Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 Attention: Gary J. Wolfe, Esq. Facsimile: (212) 901-2110 Email: wolfe@sewkis.com or to such other place and with such other copies as either Party may designate as to itself by written notice to the other. All such notices, requests, instructions or other documents shall be deemed to have been delivered (i) in the case of personal delivery or delivery by courier, on the date of such delivery, (ii) in the case of delivery by facsimile transmission or electronic mail, when receipt is acknowledged and (iii) in the case of mailing, on the third business day after the posting thereof. 'Whenever any notice is required to be given by law or this Agreement, a written waiver thereof signed by the Party entitled to such notice, whether before or after the time stated at which such notice is required to be given, shall be deemed equivalent to the giving of such notice.
Section 6.8          Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by each Party to the Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 6.9          Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.
Section 6.10          Further Assurances. From and after the Closing, upon the request of a Party, the other Party will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
Section 6.11          Choice of Law. This Agreement shall be construed and interpreted, and the rights of the Parties determined, in accordance with the laws of the State of New York, without regard to principles of conflicts of law.
Section 6.12          Jurisdiction. Each of the Seller and the Buyer (i) irrevocably submits to the co-exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceedings in improper. Each of the Seller and the Buyer consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in Section 6.7 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.12 shall affect or limit any right to serve process in any other manner permitted by law.
Section 6.13          WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.
Section 6.14          Remedies. In addition to any remedies either Party may have in law, each Party shall be entitled to apply to any court of competent jurisdiction (without posting bond or other security) to enjoin any actual or threatened breach or default under this Agreement and shall also be entitled to seek specific performance of this Agreement. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Party at law or in equity or otherwise.
Section 6.15          Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 6.16          No Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any client, customer, affiliate, stockholder, member, or partner of any Party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the Parties hereto.
Section 6.17          Counterparts. This Agreement may be executed in two or more counterparts, and all such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Facsimile or portable document format (PDF) signatures shall be treated as original signatures for all purposes hereunder.
(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.
BUYER:

Gramos Shipping Company Inc Co.

By:	/s/ Alexander Tsirikos
Name:	Alexander Tsirikos
Title:	Director

SELLER

Maxima International Co.

By:	/s/ Michalis Moushouttas
Name:	Michalis Moushouttas, for and on behalf of Centrica Investments Inc.
Title:	Director

(Signature Page to Share Purchase Agreement)

Schedule A
[Bank Accounts of the Company]